UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2025

Northpointe Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Michigan	No. 001-42517	38-3413392
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3333 Deposit Drive Northeast
Grand Rapids, Michigan		49546
(Address of principal executive offices)		(Zip Code)
(616) 940‑9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

Pre-commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240 13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of Northpointe Bancshares, Inc. (the “Company”) has appointed Gary Dykstra to serve as its principal accounting officer, effective March 28, 2025. Mr. Bradley T. Howes, who previously served as the Company’s principal accounting officer, continues to serve in his role as Executive Vice President and Chief Financial Officer.

Mr. Dykstra, age 62, currently serves as the Company’s Senior Vice President and Controller, a role he has held since January 2021. He joined the Company in February 2020 and has since held a series of progressively senior roles in financial reporting and accounting. Prior to joining the Company, Mr. Dykstra spent over a decade at Bank of America Corporation (NYSE: BAC), where he held several senior finance roles. From 2010 to 2019, he served as Senior Vice President and Senior Finance Manager within the Global Corporate Investment Banking and Global Banking and Markets divisions. Earlier in his career, Mr. Dykstra served as Assistant Controller at Chicago Research & Trading. Mr. Dykstra holds an M.B.A. from DePaul University and a B.A. in Accounting and Business Economic from Northwestern College.

There is no arrangement or understanding between Mr. Dykstra and any other person pursuant to which Mr. Dykstra was selected as an officer. There are no family relationships between Mr. Dykstra and any of the Company’s directors or executive officers. Mr. Dykstra has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPOINTE BANCSHARES, INC.

Date: June 23, 2025	By:	/s/ Brad T. Howes
Brad T. Howes
Executive Vice President and Chief Financial Officer